UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 21, 2012

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-22810	03-0311630
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)     On June 21, 2012, Mace Security International, Inc. (the “Company”) conducted its 2012 Annual Stockholders’ Meeting (the “Meeting”).  At the meeting, 50,165,970 shares were present in person or by proxy, constituting 85.1% of the outstanding shares of the Company’s common stock on the May 18, 2012 record date.

(b)     At the Meeting, the Company’s stockholders elected five directors, approved the adoption of the Company’s 2012 Stock Incentive Plan, and ratified the appointment of Grant Thornton LLP as the Company’s registered public accounting firm for fiscal year 2012.  The voting results were as follows:

Directors:	Votes For	Votes Withheld Or Against	Abstentions and Broker Non-Votes
Denis J. Amato	35,485,956	1,717,079	12,962,935
Richard A. Barone	35,485,956	1,717,079	12,962,935
John J. McCann	35,486,956	1,716,079	12,962,935
Daniel V. Perella	35,562,010	1,641,025	12,962,935
Larry Pollock	35,562,010	1,641,025	12,962,935

Approval and adoption of the Company’s 2012 Stock Incentive Plan	34,222,891	1,884,231	14,058,848

Ratify appointment of Grant Thornton LLP	49,704,595	285,330	176,045

Item 8.01	Other Events.

Additionally, at the 2012 Meeting, the Company’s President and Chief Executive Officer, John J. McCann, conducted a PowerPoint presentation regarding the Company.  Attached as Exhibit 99.1 to this Current Report is a copy of the PowerPoint presentation.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed herewith:

99.1	PowerPoint Presentation – 2012 Annual Stockholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACE SECURITY INTERNATIONAL, INC.

By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:   June 27, 2012

Exhibit No.	Description

99.1	PowerPoint Presentation – 2012 Annual Stockholders Meeting.